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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  1)
  Registration Statements (Form S-8 No. 333-36957 and Form S-8 No. 333-50056) pertaining to the 1996 Stock Option Plan of Triumph Group, Inc.;

  2)
  Registration Statements (Form S-8 No. 333-81665 and Form S-8 No. 333-134861) pertaining to the Amended and Restated Directors' Stock Incentive Plan of Triumph Group, Inc.;

  3)
  Registration Statement (Form S-8 No. 333-125888) pertaining to the 2004 Stock Incentive Plan of Triumph Group, Inc.; and

  4)
  Registration Statement (Form S-3 No. 333-139323) pertaining to the resale of the Triumph Group, Inc. 2.625% Convertible Senior Notes Due 2026 and the shares of Triumph Group, Inc. Common Stock issuable upon conversion, of our reports dated May 27, 2008, with respect to the consolidated financial statements and schedule of Triumph Group, Inc. and the effectiveness of internal control over financial reporting of Triumph Group, Inc., included in this Annual Report (Form 10-K) for the year ended March 31, 2008.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
May 27, 2008

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  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm